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                                                                   EXHIBIT 10(b)

                             Employment Agreement
                             --------------------

1. This Agreement is by and between David S. Browning ("DSB"), residing at 10 Long Close Road, Stamford, Connecticut 06902 and Schlumberger Limited, a Netherlands Antilles corporation having an office at 277 Park Avenue, New York, New York ("SLB"), and is effective as of January 1, 1999 through January 31, 2001.

2. On January 1, 1999, DSB will be named Vice President, Secretary and General Counsel, Schlumberger Technology Corporation. DSB will continue as an employee of SLB under the terms as noted herein, reporting to Arthur Lindenauer ("AL"), Chairman of Schlumberger Technology Corporation.

3. For the balance of 1998, there will be no change in DSB's current annual cash compensation and DSB will remain eligible to receive a performance incentive award early in 1999 for 1998 performance. The terms of this incentive payment, which will be applicable to 1998, were outlined in a memo to DSB from D.E. Baird dated March 23, 1998 (the terms of which are included herein by reference).

4. In January, 1999, DSB will be paid in cash by SLB for all unused vacation days accrued through 1998.


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5. DSB's employment by SLB or its successor will continue through January 31,
   2001, unless otherwise terminated by mutual written agreement of the parties.

6. For the period January 1, 1999 through January 31, 2001, DSB will be available to work on SLB matters approximately 50% of normal working time. Fifty percent will generally be defined as 26 work weeks (or the equivalent in days) per calendar year. Any work requested by SLB in excess of such 26 work weeks will be subject to the availability of DSB and compensation will be mutually agreed between DSB and SLB.

7. A work schedule will be established between DSB and AL or his successor, with deference to AL's specific needs in terms of assignments and scheduling. Reasonable notice (outside of the established work schedule) will be provided DSB so that he may schedule his outside activities in an efficient fashion. DSB may engage in consulting services and/or accept Board Directorships and similar activities outside Schlumberger. DSB must give written notification to Schlumberger before engaging in any such activity or services. DSB may not engage in such activity or service for any entity which competes with any Schlumberger business activity unless he obtains prior written approval from SLB.

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8. DSB's compensation for the period from January 1, 1999 through January 31,
   2001 shall be paid monthly at the annual rate of $255,000.00, unless otherwise mutually agreed in writing by the parties. Payment will be made regardless of whether DSB works approximately 26 work weeks per year on SLB matters, so long as DSB is available to work the required time. DSB will not participate in the SLB performance incentive program for the years 1999 through 2001, inclusive.

9. DSB shall continue to participate in all SLB benefit programs on the same basis as a full-time employee for the term of this Agreement, including qualified and non-qualified plans, with the following exceptions:

        - there shall be no vacation accruals after December 31, 1998
        - retirement credits will be calculated as if DSB's annual admissible compensation were $340,000.00
        - there shall be no severance payment at the conclusion of DSB's employment

   An office, administrative support and expense reimbursement as applicable to all other full-time employees shall be provided DSB at SLB's New York office. Expense account and travel perquisites will continue to be those applicable to executive officers of SLB.

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10. DSB will retire at the conclusion of the term of this Agreement or any extension thereof to which the parties may agree in writing.

11. This Agreement shall be governed by the laws of the State of New York except and to the extent Federal law supersedes. This Agreement is signed at New York, NY on the date(s) noted below and is effective as of January 1, 1999.





        January 19, 1999                      /s/  David S. Browning
---------------------------------             ----------------------------------
               Date





                                                     Schlumberger Limited

        January 4, 1999                   By: /s/  Pierre Bismuth
----------------------------------            ----------------------------------
              Date                                Pierre Bismuth



In the event that David S. Browning is not able to provide the services contemplated in this Agreement due to disability, he may cancel this agreement and retire, but any base salary remaining to be paid to him under this Agreement will be paid to him, his designated beneficiary, or estate, as the case may be.

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